Exhibit 99.2

 AngioDynamics   First Quarter 2021 Earnings PresentationSeptember 29, 2020

 Notice Regarding Forward-Looking StatementsThis presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the scale and scope of the COVID-19 global pandemic, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics’ technology or assertions that AngioDynamics’ technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2020. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.Notice Regarding Non-GAAP Financial MeasuresManagement uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this presentation, AngioDynamics has reported adjusted EBITDA (income before interest, taxes, depreciation and amortization and stock-based compensation); adjusted net income; adjusted earnings per share and free cash flow. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.  Forward-Looking Statements

 First Quarter FY2021 Highlights  Financial Performance  Product Family Year-over-Year Sales Growth  (in millions)  Q1 FY21  Q1 FY20  YOY Change  Revenue  $70.2  $66.0  6.3%  Gross Margin  50.9%  57.9%  (700 bps)  Adjusted EPS  $0.02  $0.08  ($0.06)  Adjusted EBITDA  $4.5  $7.3  ($2.8)          Cash Used In Operations  $5.4  $6.5    Free Cash Flow  ($7.2)  ($7.9)    Vascular Interventions and Therapies    AngioVac®  46%  Auryon  NA  Thrombolytic  (8%)  Core Peripheral  0%  Venous Insufficiency  (16%)  Vascular Access    Midlines  86%  C3   NA  PICCs  45%  Ports  (5%)  Dialysis  (2%)  Oncology    NanoKnife® Capital  (76%)  NanoKnife® Disposables  (5%)  Solero® Microwave  7%  BioSentry  29%  Alatus and IsoLoc Balloons  (31%)  RadioFrequency Ablation  (29%)

 First Quarter FY2021 Results (unaudited)  $ in thousands (except per share data)  Q1 FY2021  Q1 FY2020  YOY Change  Revenue Vascular Interventions and Therapies Vascular Access Oncology United States International  $70,21629,85728,10512,25454,10816,108  $66,04228,91323,15913,97052,93713,105  6.3%3.3%21.4%(12.3%)2.2%22.9%  Net LossAdjusted Net Income   ($4,268)$618  ($1,275)$3,174  ($2,993)($2,556)  GAAP EPSNon-GAAP Adjusted EPS  ($0.11)$0.02  ($0.03)$0.08  ($0.08)($0.06)  Gross Margin  50.9%  57.9%  700 bps  Adjusted EBITDA  $4,466  $7,280  ($2,814)  Free Cash Flow  ($7,249)  ($7,925)  $676    Q1 FY2021  Q4 FY2020  Change  Cash  $47,929  $54,435  ($6,506)  Debt  $40,000  $40,000  -

 Revenue  $278 - $284 million  Adjusted EPS  $0.00 - $0.05  Corporate Developments  Previously disclosed order to National Health Services in the UK for $5.2 million in the first quarter of fiscal year 2021.Gross margin was 50.9% and was primarily impacted by COVID-related operating protocols designed to ensure supply-chain security and employee safety.Inventory was reduced by $7.2 million in the first quarter.Procedural volumes began to rebound in June with steady improvement throughout the first quarter but not yet back to pre-COVID levels.Continued investment in three key technology platforms: NanoKnife, AngioVac, and Auryon.NanoKnife disposable growth of 7% in the United States was more than offset by softness in China due to the ongoing impacts of COVID-19.NanoKnife DIRECT study: 23 sites have secured IRB approval, compared to 21 at the end of the fourth quarter.Official launch of Auryon on September 21, 2020.  FY2021 Guidance

 GAAP to Non-GAAP Reconciliation

 Reconciliation of GAAP to Non-GAAP Net Income (Loss) and EPS    Amounts in thousands  Includes costs related to merger and acquisition activities, restructurings, and unusual items, including asset impairments and write-offs, certain litigation, and other items.Deferred financing fees related to the old credit agreement were written off during the first quarter of fiscal year 2020.Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for August 31, 2020 and 2019.

 Reconciliation of Net Loss to Adjusted EBITDA  Amounts in thousands

 Growth through  Focus Execution Accountability